Exhibit 99.1

Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

Media Contact:	Patricia Johnson (800) 422-3819 patriciacjohnson@spherion.com

FOR IMMEDIATE RELEASE

SPHERION ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., April 29, 2003 — Spherion Corporation (NYSE: SFN) today announced revenues of $484.6 million and a loss from continuing operations of ($4.2) million or ($0.07) on a per share basis for the quarter ended March 28, 2003. This compares with revenues of $531.2 million in the first quarter 2002, a decline of 8.8% year over year, and a loss from continuing operations of ($2.1) million or ($0.03) per share. The Company’s net loss for the first quarter 2003 was ($4.8) million or ($0.08) per share. In 2002, the Company reported a net loss of ($619.3) million or ($10.46) per share, including ($615.6) million or ($10.39) per share for the cumulative effect of an accounting change for goodwill and intangible assets.

     Spherion President and CEO Cinda A. Hallman commented, “Our results for the first quarter were in-line with our expectations and reflect the seasonally lower first quarter revenues consistent with prior years. One bright spot in this difficult environment continues to be our professional recruiting business that generated growth on a sequential quarter and year over year basis. I am also pleased with our continued ability to manage costs, but place the highest priority on profitable growth throughout the Company.”

OTHER ITEMS

     The Company completed the sale of Saratoga Institute, Inc. in the first quarter and the sale of the technology consulting operation in The Netherlands in early April. These transactions represent the disposal of all businesses classified as discontinued operations.

     In connection with a three-year old agreement, the Company completed the purchase of an 85% interest in its Canadian franchise operation in early April. The Company paid $21.6 million, including the assumption of debt. The Canadian operations generated approximately $60 million in revenues in 2002 and will be reported as part of the Recruitment segment in future periods. This transaction is expected to be neutral to earnings for the balance of 2003.

1

OUTLOOK

     Including the results of the Canadian operations, the Company currently anticipates revenue for the second quarter 2003 to be between $500-$520 million and results from continuing operations to be between ($0.02) and ($0.07) per share. This guidance assumes a 30% effective tax rate.

     Hallman added, “We continue to focus on improving our sales effectiveness in staffing and executing against our plans to improve the competitiveness of our field and corporate infrastructure. While near-term market conditions remain soft, we expect to maintain our discipline on cost containment and further productivity improvements.”

     Spherion Corporation provides recruitment, technology and outsourcing services. Founded in 1946, with operations in North America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. Visit the Company’s Web site at www.spherion.com.

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer flexible employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our Business Transformation Strategy; Technology demand – lack of client investments in new technology may result in reduced demand for our Technology services; Technology Investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Credit Rating – further reduction in the Company’s credit rating may affect our ability to borrow and increase future borrowing costs; Litigation - we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other - government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to complete our outsourcing projects could result in damage to our reputation and give rise to legal claims; managing or integrating any future acquisitions may strain our resources, and certain contracts contain termination provisions and pricing risks. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

2

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended

	March 28,	March 29,
	2003	2002

Revenues (1)	$484,573	$531,248
Cost of services	370,278	402,803

Gross profit	114,295	128,445

Selling, general and administrative expenses	109,808	118,994
Licensee commissions	10,704	11,180
Amortization of intangibles	107	61
Interest expense	1,416	3,128
Interest and other income	(1,460)	(1,411)

	120,575	131,952

Loss from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	(6,280)	(3,507)
Income tax benefit	(2,072)	(1,435)

Loss from continuing operations before discontinued operations and cumulative effect of change in accounting principle	(4,208)	(2,072)

Discontinued operations:
Loss from discontinued operations (2)	(878)	(2,431)
Income tax benefit	(303)	(791)

Loss from discontinued operations	(575)	(1,640)

Loss before cumulative effect of change in accounting principle	(4,783)	(3,712)

Cumulative effect of change in accounting principle, net of income tax benefit of $76,012 in 2002	—	(615,563)

Net loss	$(4,783)	$(619,275)

Loss per share-Basic and Diluted:
Loss from continuing operations before discontinued operations	$(0.07)	$(0.03)
Loss from discontinued operations	(0.01)	(0.03)
Cumulative effect of change in accounting principle	—	(10.39)

	$(0.08)	$(10.46)

Weighted average shares used in computation of loss per share:
Basic	59,698	59,226
Diluted	59,698	59,226

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Includes a pre-tax loss on disposal of $1,058 and operating earnings of $180 in 2003.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands, except share data)

	March 28,	December 27,
	2003	2002

Assets

Current Assets:
Cash and cash equivalents	$133,336	$65,456
Receivables, less allowance for doubtful accounts of $6,841 and $6,760	271,326	284,675
Deferred tax asset	18,413	19,897
Income tax receivable	18,086	90,788
Insurance deposit	23,359	26,808
Other current assets	16,984	16,341
Assets of discontinued operations	—	11,000

Total current assets	481,504	514,965
Goodwill and other intangible assets, net	31,918	31,790
Property and equipment, net	106,416	94,520
Deferred tax asset	140,113	134,971
Insurance deposit	61,892	61,892
Other assets	26,279	25,557

	$848,122	$863,695

Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of long-term debt	$5,251	$5,419
Accrued restructuring	5,293	5,938
Accounts payable and other accrued expenses	85,078	88,751
Accrued salaries, wages and payroll taxes	70,883	72,820
Accrued insurance and other current liabilities	38,764	40,738
Liabilities of discontinued operations	—	8,316

Total current liabilities	205,269	221,982
Long-term debt, net of current portion	8,417	8,535
Convertible subordinated notes	96,715	96,715
Accrued insurance	45,308	45,935
Accrued income tax payable	66,749	67,619
Deferred compensation and other long-term liabilities	18,034	18,896

Total liabilities	440,492	459,682

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 6,144,548 and 6,376,964 shares, respectively	(63,996)	(66,860)
Additional paid-in capital	857,602	859,551
Accumulated deficit	(393,470)	(388,687)
Accumulated other comprehensive income (loss)	6,841	(644)

Total stockholders’ equity	407,630	404,013

	$848,122	$863,695

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended

	March 28, 2003	March 29, 2002	December 27, 2002

Revenues:
Recruitment	$333,722	$356,663	$367,175
Technology	72,922	90,107	77,893
Outsourcing	77,929	84,478	81,447

Segment revenue	484,573	531,248	526,515

Gross profit:
Recruitment	$75,812	$81,670	$86,952
Technology	18,872	25,035	21,535
Outsourcing	19,611	21,740	24,572

Segment gross profit	114,295	128,445	133,059

Segment operating profit:
Recruitment	$(2,717)	$244	$1,853
Technology	(452)	(139)	1,110
Outsourcing	4,287	3,836	8,065

Segment operating profit	1,118	3,941	11,028

Unallocated central costs	(7,335)	(5,670)	(8,152)
Amortization expense	(107)	(61)	(95)
Interest expense	(1,416)	(3,128)	(1,776)
Interest and other income	1,460	1,411	1,188
Restructuring, asset impairments and other charges	—	—	(5,284)
Goodwill impairment	—	—	(291,497)
Other gains	—	—	6,510

Loss from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	$(6,280)	$(3,507)	$(288,078)

MEMO:

Gross profit margin:
Recruitment	22.7%	22.9%	23.7%
Technology	25.9%	27.8%	27.6%
Outsourcing	25.2%	25.7%	30.2%
Total Spherion	23.6%	24.2%	25.3%

Segment operating profit margin:
Recruitment	-0.8%	0.1%	0.5%
Technology	-0.6%	-0.2%	1.4%
Outsourcing	5.5%	4.5%	9.9%
Total Spherion	0.2%	0.7%	2.1%

Supplemental Cash Flow Information:
Net cash provided by (used in) operating activities	$81,143	$34,263	$(5,547)
Capital expenditures, net	$17,665	$11,558	$8,204
Depreciation and amortization	$6,796	$7,154	$7,089
Days sales outstanding	52	54	50